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                               WESTERN ATLAS INC.

      PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 10, 1998

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The signatory of this Proxy, by executing on the reverse side of this Proxy, hereby appoints and constitutes William H. Flores, James E. Brasher and Lourdes
T. Hernandez, and each of them, with full power of substitution, with the powers the signatory of this Proxy would possess if personally present, to vote all shares of Western Atlas Inc. Common Stock entitled to be voted by the signatory at the Special Meeting of Stockholders to be held at 9:00 a.m., Houston time, on August 10, 1998, or at any reconvened meeting after any adjournment or postponement thereof, on the matter set forth on the reverse side in accordance with any directions given by the signatory and, in their discretion, on all other matters that may properly come before the Special Meeting or any reconvened meeting after any adjournment or postponement thereof.

IMPORTANT -- PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.

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                      O FOLD AND DETACH PROXY CARD HERE O

                            YOUR VOTE IS IMPORTANT.

       YOU CAN VOTE IN THE FOLLOWING WAYS:

       (1) BY PROXY. PLEASE TEAR OFF THE TOP PORTION OF THIS SHEET AND MARK, SIGN AND DATE YOUR PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

       (2) VIA TELEPHONE. CALL TOLL FREE 1-800-840-1208 ON A TOUCH TONE TELEPHONE, AND FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE. THERE IS NO CHARGE TO YOU FOR THIS CALL.

       (3) IN PERSON. YOU MAY ATTEND THE SPECIAL MEETING AND VOTE IN
           PERSON.

                                                                          PLEASE
                                                                            VOTE
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
                            WESTERN ATLAS INC.                    Please mark    [X]
                      SPECIAL MEETING OF STOCKHOLDERS               your vote
                                                                    like this

  THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR IF NO DIRECTION IS INDICATED,
        WILL BE VOTED "FOR" ITEM 1. THE BOARD OF DIRECTORS RECOMMENDS A
                               VOTE "FOR" ITEM 1.


1. Approval and adoption of the Merger Agreement and the Merger as described in the accompanying Joint Proxy Statement/Prospectus.

               [ ] For          [ ] Against          [ ] Abstain

  *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***

                                                  [ ]        I (WE) PLAN TO ATTEND THE
                                                             SPECIAL MEETING OF
                                                             STOCKHOLDERS ON MONDAY,
                                                             AUGUST 10, 1998.

                                                  Please sign your name as it
                                                  appears hereon. Executors,
                                                  administrators, guardians, and
                                                  others signing in a fiduciary
                                                  capacity should indicate such
                                                  capacity when signing. If
                                                  shares are held jointly, each
                                                  holder should sign.

                                                  Date
                                                       -------------------------

                                                  Signature(s)
                                                               -----------------

                                                  ------------------------------

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                      O FOLD AND DETACH PROXY CARD HERE O

                VOTE BY TELEPHONE ** QUICK ** EASY ** IMMEDIATE

To: Western Atlas Inc. Stockholders

You may vote your shares as indicated above and on the reverse side. If you wish to vote by telephone, the telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. To vote by telephone, CALL TOLL FREE ON A TOUCH-TONE TELEPHONE 1-800-840-1208 ANYTIME, 24 HOURS A DAY UNTIL 7:00 P.M. ON SUNDAY, AUGUST 9, 1998. THERE IS NO CHARGE FOR THIS CALL. You will be asked to enter the 11-digit Control Number located in the box in the lower right hand corner of the above proxy card. ITEM 1: to vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. When asked, you must confirm your vote by pressing 1.

If you plan to attend the Special Meeting of Stockholders to be held on Monday, August 10, 1998, please check the appropriate box on the proxy card.

Please vote by telephone or vote by signing the proxy card and returning it promptly to ensure your representation at the Special Meeting.

YOUR VOTE IS IMPORTANT.
Thank you.

                                                              WESTERN ATLAS INC.